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                                                                    Exhibit 23.1

                          CONSENT OF ERNST & YOUNG LLP


         We consent to the incorporation by reference in this Proxy Statement of United Shipping & Technology, Inc. relating to a special meeting of shareholders of our report dated September 25, 2000 (except note 12, as to which the date is July 26, 2001), with respect to the consolidated financial statements of United Shipping & Technology, Inc. included in its Annual Report (Form 10-KSB/A) for the year ended July 1, 2000.


ERNST & YOUNG LLP

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Minneapolis, Minnesota

July 30, 2001